Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-144286 on Form S-8 of Spanish Broadcasting System, Inc. of our report dated March 30, 2020 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Fort Lauderdale, Florida
March 30, 2020